Exhibit 19.2

March 25, 2005

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Manhattan Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

MS NYC 60-2606

New York, NY  10005

Report of Independent Accountants

Sallie Mae Student Loan Trust 2001-1

We have examined management’s assertion included in the accompanying report titled Report of Management on Compliance by Administrator, that Sallie Mae, Inc., as the assignee of the Student Loan Marketing Association (the “Company”) complied, in all material respects, with the terms and conditions of Sections 2.3.A.1, 2.3.A.2, 2.4, 2.6.B, 2.7.A, 2.7.B, 2.7.C, 2.8.B.1, 2.8.B.2, 2.8.B.3, 2.9, 3.1.B, 3.1.C, 3.1.D, 3.2.A, 3.2.C, and 3.2.D of the Administration Agreement among the Company, Chase Manhattan Bank USA, National Association, Deutsche Bank Trust Company Americas and Sallie Mae, Inc., as Servicer, and as the successor-in-interest to Sallie Mae Servicing Corporation, (the “Agreement”) pursuant to the Sallie Mae Student Loan Trust 2001-1, for the period January 1, 2004 through December 31, 2004.  The Company’s management is responsible for the assertion.  Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period January 1, 2004 through December 31, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Manhattan Bank USA, National Association and Deutsche Bank Trust Company Americas and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia

Report of Management on Compliance by Administrator

I acknowledge that as a member of management of Sallie Mae, Inc., as the assignee of the Student Loan Marketing Association (the “Company”), we are responsible for ensuring compliance with the terms and conditions of Sections 2.3.A.1, 2.3.A.2, 2.4, 2.6.B, 2.7.A, 2.7.B, 2.7.C, 2.8.B.1, 2.8.B.2, 2.8.B.3, 2.9, 3.1.B, 3.1.C, 3.1.D, 3.2.A, 3.2.C, and 3.2.D of the Administration Agreement among the Company, Chase Manhattan Bank USA, National Association, Deutsche Bank Trust Company Americas and Sallie Mae, Inc., as Servicer, and as the successor-in-interest to Sallie Mae Servicing Corporation, (the “Agreement”) pursuant to the Sallie Mae Student Loan Trust 2001-1.  We are also responsible for establishing and maintaining effective internal control over compliance with the terms and conditions of the Agreement.

We have performed an evaluation of the Company’s compliance with the conditions of the Sections in the Agreement indicated above.  Based on the evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period January 1, 2004 through December 31, 2004.

March 25, 2005

/s/ J. LANCE FRANKE

J. Lance Franke
Senior Vice President, Corporate Finance

March 25, 2005

Sallie Mae, Inc.

12061 Bluemont Way

Reston, VA 20190

and

Chase Manhattan Bank USA, National Association

Christiana Center/Ops 4

500 Stanton Christiana Road

Newark, DE 19713

and

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

MS NYC 60-2606

New York, NY  10005

Report of Independent Accountants

Sallie Mae Student Loan Trust 2001-1

We have examined management’s assertion, included in the accompanying report titled Report of Management on Compliance by Servicer, that Sallie Mae, Inc., as the successor-in-interest to Sallie Mae Servicing Corporation, (the “Company”) complied, in all material respects, with the terms and conditions of Sections 2.2, 2.3, 3.1A, 3.2, 3.2B, 3.2C, 3.5A, 3.6, 3.10, and 3.15 of the Servicing Agreement among the Company, Chase Manhattan Bank USA, National Association, Deutsche Bank Trust Company Americas, and Sallie Mae, Inc., as Administrator, and as the assignee of the Student Loan Marketing Association (the “Agreement”) pursuant to the Sallie Mae Student Loan Trust 2001-1, for the period January 1, 2004 through December 31, 2004.  The Company’s management is responsible for the assertion.  Our responsibility is to express an opinion on the assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence supporting management’s assertion and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on the Company’s compliance with specified requirements.

In our opinion, management’s assertion that the Company complied with the aforementioned requirements during the period January 1, 2004 through December 31, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of management, the board of directors, Chase Manhattan Bank USA, National Association and Deutsche Bank Trust Company Americas and is not intended to be and should not be used by anyone other than these specified parties.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
McLean, Virginia

Report of Management on Compliance by Servicer

I acknowledge that as a member of management of Sallie Mae, Inc., as the successor-in-interest to Sallie Mae Servicing Corporation (the “Company”), we are responsible for ensuring compliance with the terms and conditions of Sections 2.2,.2.3, 3.1, 3.2A, 3.2B, 3.2C, 3.5A, 3.6, 3.10, and 3.15 of the Servicing Agreement among the Company, Chase Manhattan Bank USA, National Association, Deutsche Bank Trust Company Americas, and Sallie Mae Inc., as Administrator, and as the assignee of the Student Loan Marketing Association (the “Agreement”) pursuant to the Sallie Mae Student Loan Trust 2001-1.  We are also responsible for reviewing and ensuring implementation of, and ongoing compliance with, effective internal control over compliance with the terms and conditions of the Agreement.

On an ongoing basis we evaluate the Company’s compliance with the terms and conditions of the Sections in Agreement indicated above.  Based on this management oversight and evaluation, we assert that the Company complied, in all material respects, with the terms and conditions of the Sections in the Agreement indicated above for the period January 1, 2004 through December 31, 2004.

March 25, 2005

/s/ ROBERT C. BALLARD

Robert C. Ballard
Senior Vice President